                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

          Filed by the registrant [x]
          Filed by a party other than the registrant []

          Check the appropriate box:

          []  Preliminary proxy statement

          [x] Definitive proxy statement

          []  Definitive additional materials

          []  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                ATWOOD OCEANICS, INC.
                   (Name of Registrant as Specified in Its Charter)

                                ATWOOD OCEANICS, INC.
                      (Name of Person(s) Filing Proxy Statement)

          Payment of filing fee (Check the appropriate box):

               [x] $125 per Exchange  Act Rule 0-11(c)(l)(ii), 14a-6(i)(l),
                   or 14a-6(j)(2).

               [] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

               [] Fee computed on table below per Exchange Act Rules 14-a6(i)(4) and 0-11.

               (1) Title of each class of securities to which transactions applies: N/A
               (2) Aggregate number of securities to which transaction applies: N/A
               (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:  N/A
               (4)  Proposed maximum aggregate value of transaction:  N/A

          [] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

               (1)  Amount previously paid:  N/A
               (2)  Form, schedule or registration statement no.:  N/A
               (3)  Filing party:  N/A
               (4)  Date filed:  N/A

                                ATWOOD OCEANICS, INC.

                              15835 PARK TEN PLACE DRIVE
                                 HOUSTON, TEXAS 77084



                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  Houston, Texas
                                                                January 18, 1995

     To the Shareholders of
     ATWOOD OCEANICS, INC.:

     Notice is hereby given that, pursuant to the provisions of the By-laws of Atwood Oceanics, Inc., the Annual Meeting of the Shareholders of Atwood Oceanics, Inc. will be held at the main offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, in the City of Houston, Texas 77084, at 10:00 o'clock A.M., Houston Time, on Thursday, February 9, 1995, for the following purposes:

          1. To elect six (6) members of the Board of Directors for the term of office specified in the accompanying Proxy Statement.

          2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Shareholders of record at the close of business on December 31, 1994 will be entitled to notice of and to vote at the Annual Meeting.

     Shareholders are cordially invited to attend the meeting in person. Those who will not attend are requested to sign and properly mail the enclosed proxy for which a stamped return envelope is provided.


     By Order of the Board of Directors



                                             JAMES M. HOLLAND, Secretary

                            ANNUAL MEETING OF SHAREHOLDERS

                                ATWOOD OCEANICS, INC.

                                   _______________
                                   PROXY STATEMENT
                                   _______________

                                   January 18, 1995

                          SECURITY HOLDERS ENTITLED TO VOTE

          Holders of shares of common stock, par value $1.00 ("Common Stock") of Atwood Oceanics, Inc., (hereinafter sometimes called the "Company") of record at the close of business of December 31, 1994 will be entitled to vote at the Annual Meeting of Shareholders to be held February 9, 1995 at 10:00 o'clock A.M., Houston Time, at the main offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas, 77084 and at any and all adjournments thereof.

          Shareholders who execute proxies retain the right to revoke them at any time before they are voted. A proxy, when executed and not so revoked, will be voted in accordance therewith. This proxy material is first being mailed to shareholders on January 18, 1995.

                           PERSONS MAKING THE SOLICITATION

          This proxy is solicited on behalf of the Board of Directors of Atwood Oceanics, Inc. In addition to solicitation by mail, the Company may request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to the beneficial owner of stock and to secure their voting instructions, if necessary. Further solicitation of proxies may be made by telephone, telegram, or oral communication with some shareholders of the Company, following the original solicitation. All such further solicitation will be made by regular employees of the Company and the cost will be borne by the Company.

                                  VOTING SECURITIES

          At the close of business on December 31, 1994, the time which has been fixed by the Board of Directors as the record date for determination of shareholders entitled to notice of and to vote at the meeting, there were 6,582,613 shares of Common Stock of the Company outstanding. The election as directors of the persons nominated in this proxy statement will require the vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will operate to prevent approval of the election of the directors nominated in this Proxy Statement to the same extent as a vote withholding authority to vote for the election of directors so nominated. Each share of Common Stock entitles its owner to one vote except with respect to the election of directors. With respect to the election of directors, each shareholder has the right to vote in person or by proxy the number of shares registered in his name for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors to be elected multiplied by the number of his shares, or to distribute the votes so cumulated among as many candidates as he may desire. In the event of cumulative voting, the candidates for directors receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

          If a shareholder desires to exercise his right to cumulate votes for directors, the laws of the State of Texas, the State in which the Company is incorporated, require the shareholder to give the Secretary of the Company written notice of such intention on or before the day preceding the meeting. Such notice should be sent to: Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218, Attention: James M. Holland. If any shareholder gives such notice, all shareholders have the right to use cumulative voting at the meeting. The persons appointed by the enclosed form of proxy are not expected to exercise the right to cumulate votes for election of the directors named elsewhere in this Proxy Statement, although such persons shall have discretionary authority to do so.

                                PRINCIPAL SHAREHOLDERS

          The following table reflects certain information known to the Company concerning persons beneficially owning more than 5% of the outstanding Common Stock of the Company as of December 31, 1994 (except as otherwise indicated). The information set forth below (other than with respect to Helmerich & Payne International Drilling Co. and Helmerich & Payne, Inc.) is based on materials furnished to the Company in connection with Securities and Exchange Commission filings by or on behalf of the shareholders named below, as of various dates during the Company's fiscal year. Unless otherwise noted, each shareholder listed below has sole voting and dispositive power with respect to the shares listed.

     Name and Address                             Shares Owned  Percent
                                                  Beneficially  of Class

     Helmerich & Payne Intl. Drilling Co.(1)           820,124    12.46%
          Utica at 21st
          Tulsa, Oklahoma
     Helmerich & Payne, Inc.(1)                        779,876    11.85%
          Utica at 21st
          Tulsa, Oklahoma
     Forstmann-Leff Associates Inc. (2)                590,100     8.96%
     FLA Asset Management, Inc. (2)
          55 East 52nd Street
          New York, New York 10055
     Insurance Company of North America (3)            564,395     8.57%
     Connecticut General Life Insurance Company (3)
     Philadelphia Investment Corporation
       of Delaware (3)
     CIGNA Corporation (3)
          One Liberty Place
          1601 Chestnut
          Philadelphia, PA 19192

     R.B. Haave Associates, Inc. (4)                   498,400     7.57%
          270 Madison Avenue
          13th Floor
          New York, New York 10016
     FMR Corp (5)                                      489,400     7.43%
     Edward C. Johnson 3d (5)
          82 Devonshire Street
          Boston, MA 02109
     Lindner Fund, Inc. (6)                            362,000     5.50%
     Ryback Management Corporation (6)
          7711 Cardonelet Ave.
          St. Louis, Mo. 63105
     Wanger Asset Management, Ltd. (7)                 348,500     5.29%
     Wanger Asset Management, L.P. (7)
          227 West Monroe
          Suite 3000
          Chicago, Illinois 60606

     ___________________

          (1) Walter H. Helmerich, III is Chairman and a director, and Hans Helmerich, son of Walter H. Helmerich, III, is President, Chief Executive Officer and a director, respectively, of Helmerich & Payne, Inc. Messrs. Walter H. Helmerich, III and Hans Helmerich, together with other family members and the estate of W.H. Helmerich, deceased, are controlling shareholders of Helmerich & Payne, Inc., which with its wholly-owed subsidiary, Helmerich & Payne International Drilling Co., owns of record and beneficially 1,600,000 shares of Common Stock of the Company. Messrs. Walter
               H. Helmerich, III and Hans Helmerich have disclaimed beneficial ownership of the Common Stock owned by these companies.

          (2) FLA Asset Management, Inc. is a subsidiary of Forstmann-Leff Associates Inc. Forstmann-Leff Associates, Inc. has sole voting power with respect to 348,900 shares, shared voting power with respect to 14,500 shares, sole dispositive power with respect to 468,000 shares and shared dispositive power with respect to
               121,200  shares  of  the  Company's  Common  Stock.    FLA  Asset
               Management, Inc. has no sole voting or dispositive power with respect to any shares of the Company's Common Stock, and has shared voting power with respect to 14,500 shares and shared dispositive power with respect to 121,200 shares of the Company's Common Stock. The foregoing information was obtained from an Amendment No. 4 to Schedule 13G dated January 12, 1994 filed with the Securities and Exchange Commission by Forstmann-Leff Associates, Inc. and FLA Asset Management, Inc.

          (3) Insurance Company of North America ("INA"), Connecticut General Life Insurance Company ("CG") and Philadelphia Investment Corporation of Delaware ("PICD") are indirect, wholly-owned subsidiaries of CIGNA Corporation ("CIGNA"). Of the 564,395 shares of Common Stock reflected as beneficially owned, INA has shared voting and dispositive power with respect to 561,402 of such shares, PICD has shared voting power with respect to 561,402 of such shares and no dispositive power with respect to any of such shares, and CIGNA has shared voting and dispositive power with respect to all of such shares. The foregoing information was obtained from an Amendment No. 2 to
               Schedule 13D dated February 27, 1992 and Form 4 Reports dated December 8, 1993 and December 9, 1993 filed with the Securities and Exchange Commission by INA, CG, PICD and/or CIGNA.

          (4) R. B. Haave Associates, Inc. has sole voting and dispositive power with respect to 498,400 shares of the Company's Common Stock. The foregoing information was obtained from an Amendment No. 1 to Schedule 13G dated January 6, 1994 filed with the Securities and Exchange Commission by R. B. Haave Associates, Inc.

          (5) FMR Corp. has sole voting power with respect to 375,900 shares and sole dispositive power with respect to 489,400 shares of the Company's Common Stock. Edward C. Johnson 3d has sole dispositive power with respect to 489,400 shares of the Company's Common Stock. The foregoing information was obtained from an Amendment No. 4 to Schedule 13G dated February 11, 1994 filed with the Securities and Exchange Commission by FMR Corp. adjusted by 180,900 shares reported as sold by FMR Corp. during the quarter ended September 30, 1994 in a document prepared by The Nasdaq Stock Market for the Company. It was assumed that FMR Corp. had sole voting power and that FMR Corp. and Edward C. Johnson each had sole dispositive power with respect to 180,900 shares sold; therefore, the reported data in Amendment No. 4 were accordingly adjusted.

          (6) Lindner Fund, Inc. ("LFI") and Ryback Management Corporation ("RMC") have no sole voting or dispositive power with respect to any shares of the Company's Common Stock, and each has shared voting and dispositive power with respect to 362,000 shares of the Company's Common Stock. The foregoing information was obtained from Schedule 13G dated February 4, 1994 filed with the Securities and Exchange Commission by RMC.

          (7) Wanger Asset Management, Ltd. ("WAM LTD") is the general partner of Wanger Asset Management, L.P. ("WAM L.P."). WAM LTD. and WAM L.P. have no sole voting or dispositive power with respect to any shares of the Company's Common Stock, and have shared voting and dispositive powers with respect to 348,500 shares of the Company's Common Stock. The foregoing information was obtained from an Amendment No. 1 to Schedule 13G dated February 10, 1994 filed with the Securities and Exchange Commission by WAM LTD. and WAM L.P.


                COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth the amount of Common Stock beneficially owned as of the close of business on December 31, 1994 by each of the directors, by each of the named executive officers, and by all directors and executive officers as a group. Unless otherwise indicated below, each of the named persons and members of the group has sole voting and investment power with respect to the shares shown.




     Name of Director,                       Shares Owned   Percent
     Nominees or Group                       Beneficially   of Class

     Robert W. Burgess                            -           0.00%
     George S. Dotson                             -           0.00%
     Walter H. Helmerich, III                    (1)          0.00%
     Hans Helmerich                              (1)          0.00%
     William J. Morrissey                         -           0.00%
     John R. Irwin                              7,700 (3)      (2)
     James M. Holland                           7,017 (4)      (2)
     Larry P. Till                              5,950 (3)      (2)
     Glen P. Kelley                             5,800 (3)      (2)
     All directors and executive officers
          as a group (9 persons)               26,467 (5)      (2)



     ____________


          (1)  See Note (1) on page 5 for more information.
          (2)  Less than 1%.
          (3)  All of such shares may be acquired upon the exercise of options.
          (4) Includes 5,950 shares which may be acquired upon the exercise of options.
          (5) Includes 25,400 shares which may be acquired upon the exercise of options.

                                  EXECUTIVE OFFICERS

          Set forth below are the executive officers of the company. The office held, date of first election to that office and the age of each officer as of the close of business on December 31, 1994 are indicated opposite his name.

                                                       Date of
                                                        First
     Name                          Offices Held        Election    Age


     John R. Irwin            President and Chief        March      49
                                   Executive Officer     1993

     James M. Holland         Senior Vice President    October      49
                                   and Secretary         1988

     Glen P. Kelley           Vice President -         October      46
                                   Contracts and         1988
                                   Administration

     Larry P. Till            Vice President -         November     50

                                   Operations            1992

               No family relationship exists between any of the above executive officers. All officers of the Company serve at the pleasure of the Board of Directors and may be removed at any time with or without cause.

          Mr. Irwin joined the Company in July 1979, serving as Operations Manager - Technical Services. He was elected Vice President - Operations in November 1980, Executive Vice President in October 1988, President and Chief Operating Officer in November 1992, and President and Chief Executive Officer in March 1993.

          Mr. Holland joined the Company as Accounting Manager in April 1977. He was elected Vice President - Finance in May 1981 and Senior Vice President and Secretary in October 1988.

          Mr. Kelley rejoined the Company in January 1983 as Manager of Operations Administration. He was elected Vice President - Contracts and Administration in October 1988.

          Mr. Till joined the Company in February 1983 as General Manager - Technical. He was elected Vice President - Technical Services in June 1984 and Vice President - Operations in November 1992.



                                ELECTION OF DIRECTORS

          At the meeting six (6) Directors (leaving one position vacant) are to be elected for terms of one year each. Although the Company's Bylaws provide that the Board of Directors consists of seven (7) persons, the Company has not yet identified a suitable nominee to fill the vacancy. Accordingly, only six (6) persons are nominated for election as directors, and shares may not be voted for a greater number of persons than the number of nominees named.

          The persons named in the enclosed form of proxy (James M. Holland and Larry P. Till) have advised that they will vote all shares represented by proxies for the election of the six nominees for Director listed below, unless authority to so vote is withheld by the shareholder. Such persons will have the discretion to cumulate the votes of the shares represented by proxy, although the exercise of such discretion is not expected. If any of the nominees listed below becomes unavailable for any reason, the shares represented by the proxies will be voted for the election of such person, if any, as may be designated by the Board.


                                  Present    Served as
                                  Position   a Director
                                  with the   Continuously  Term to
     Nominees                      Company      Since     Extend to  Age


     Robert W. Burgess             Director   September   February   53
                                                 1990       1996

     George S. Dotson              Director    February   February   54
                                                 1988       1996

     Walter H. Helmerich, III      Director      April    February   71
                                                 1970       1996


     Hans Helmerich                Director    February   February   36
                                                 1989       1996

     John R. Irwin                 Director,   November   February   49
                                   President     1992       1996
                                   and Chief
                                   Executive
                                   Officer

     William J. Morrissey          Director    November   February   67
                                                 1969       1996

          At all times during the previous five years, Mr. Burgess has served as Chief Financial Officer (Senior Vice President) for CIGNA Investment
     Division, CIGNA  Companies.   CIGNA  is  a diversified  financial  services
     company with major businesses in insurance, health care, pensions and investments. Mr. Burgess is not a director of any other publicly traded company.

          At all times during the previous five years, Mr. Dotson has served as Vice President - Drilling of Helmerich & Payne, Inc. and President of Helmerich & Payne International Drilling Co., both located in Tulsa, Oklahoma. Helmerich & Payne, Inc. is a diversified natural resources company with divisions engaged in drilling, exploration, production and real estate development. He serves as a director on the Board of Helmerich & Payne, Inc.

          At all times during the previous five years, Mr. Walter H. Helmerich, III has served as the Chairman of the Board of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. In addition to the position Mr. Helmerich holds with Helmerich & Payne, Inc., he serves as a director on the Boards of Liberty Bank & Trust Company of Oklahoma City, N.A., Liberty Bank & Trust Company of Tulsa, N.A., Liberty Bancorp, Inc. and Caterpillar Inc. He is the father of Mr. Hans Helmerich, who is also a director of the Company.

          At all times during the previous five years, Mr. Hans Helmerich has served as the Chief Executive Officer as well as a director of Helmerich & Payne, Inc. of Tulsa, Oklahoma, which as a result of its ownership of Common Stock of the Company, may be deemed an affiliate of the Company. He is a son of Mr. Walter H. Helmerich, III.

          Mr. Irwin has been employed by the Company in various executive capacities for the last fifteen years. Mr. Irwin is not a director of any other publicly traded company.

          Mr. Morrissey served as Director and Vice Chairman of the Board of Marine Corporation until the end of 1987 when Marine Corporation was acquired by Banc One Corporation, Columbus, Ohio. Mr. Morrissey is currently retired and is not a director of any other publicly traded company.

          Pursuant to an agreement between the Company, several of its wholly-owned subsidiaries, and several wholly-owned subsidiaries of
     CIGNA Corporation (including Insurance Company of North America), Philadelphia Investment Corporation of Delaware ("PICD") a wholly-owned subsidiary of CIGNA Corporation, was given the right, under certain circumstances, to nominate one person to be a member of the Board of Directors of the Company. Pursuant to such right, and in accordance with the terms and provisions of the Company's Bylaws, Mr. Burgess was nominated and elected as a member of the Board of Directors of the Company in September 1990. Should Mr. Burgess resign or otherwise vacate his office, another person appointed by PICD will be nominated to fill the unexpired term of office.

          The Company has standing Audit, Executive and Compensation committees.
     The  Audit  Committee  members are  Messrs.  Dotson  and  Morrissey.   This
     Committee functions to review in general terms the Company's accounting policies and audit procedures and to supervise internal accounting
     controls.   During fiscal  1994, there was one meeting of  the Audit
     Committee. The Executive Committee, composed of Messrs. Dotson, Hans Helmerich and Irwin, meets frequently, generally by telephone
     conference,  for  review  of   major decisions  and  to  act  as
     delegated by the  Board.    The  Compensation Committee's  members,
     Messrs. Hans Helmerich, Burgess and Dotson are responsible for administration of the Company's Stock Option Plans, and for review and
     approval of all salary  and bonus arrangements.   During fiscal 1994,
     there was one meeting of the Compensation Committee.

          There were four meetings of the Board of Directors held during fiscal 1994, all of which were regularly scheduled meetings. Each director attended, during the time of their membership, at least seventy-five percent of Board and Committee meetings.


                                EXECUTIVE COMPENSATION


          As required by the Securities and Exchange Commission ("SEC") executive compensation disclosure requirements under Item 402 of Regulation S-K, the following compensation tables and other compensation information are presented to enable shareholders to better understand the compensation of the Company's executive officers.

          The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee is composed of three independent, nonemployee directors. Following review and approval by the Compensation Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for approval.


     REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF ATWOOD OCEANICS, INC. (A)

     To:  The Board of Directors

          As members of the Compensation Committee, it is our duty to review compensation levels of Company's executive officers and administer the Company's stock option plan.

               _________________________
          (A) Notwithstanding SEC filings by the Company that have incorporated or may incorporate by reference other SEC filings (including this proxy statement) in their entirety, the Report of the Compensation Committee shall not be incorporated by reference into such filings and shall not be deemed to be "filed" with the SEC except as specifically provided otherwise or to the extent required by Item 402 of Regulation S-K.

     Compensation Policies for Executive Officers

       In determining the compensation of the Company's executive officers, it is the policy of the Committee to take into account all factors which it considers relevant to the determination, including business conditions prevailing generally and in the Company's industry during such year, the Company's performance in such year in light of such conditions, and the performance of the specific officer under consideration and the business area of the Company for which such officer is responsible. For fiscal year ended September 30, 1994, the compensation program for executive officers consisted primarily of base salary, Company contributions to a contributory retirement plan and granting of stock options.

          For the past several years the worldwide offshore drilling market has been adversely affected by an oversupply of drilling vessels which has resulted in most companies within the industry incurring operating losses. Fiscal year 1994 was the Company's first profitable year since 1989. However, since 1994 compensation was based upon operating performance through 1993 (which reflected significant improvement over prior year, but still not at a profitable level), executive officers' compensation was again primarily limited to base salary with no bonus plan. Prior to the downturn in the offshore drilling industry, the Company did have a deferred salary bonus plan that was linked to profitability. The increase in the 1994 salaries of the executive officers were limited to seven percent or less.

          During 1994, the Committee also considered stock options grants to each of the executive officers of the Company. Each of those officers received stock options which were based on his responsibilities and relative position in the Company.

     Chief Executive Officer Compensation

          As was the case with other officers, Mr. Irwin's compensation for fiscal year 1994 was primarily limited to base salary. His 1994 base salary was increased seven percent, which is in line with the other officers. Subsequent evaluations of Mr. Irwin's compensation will be based upon the same criteria as set forth above with respect to officers generally.

                                        Compensation Committee



                                        George S. Dotson
                                        Robert W. Burgess
     December 31, 1994                  Hans Helmerich

     Compensation Committee Interlocks and Insider Participation

          No member of the Compensation Committee of the Board of Directors of the Company was, during the 1993-4 fiscal year, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.

          During the Company's 1993-4 fiscal year, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

     COMPENSATION TABLES

          The   SEC  compensation   disclosure   rules   require  that   various
     compensation information be presented in various tables as set forth below.


                              Summary Compensation Table

                                                            Long
                                                            Term
                                                           Compen-
                                                           sation
                                 Annual Compensation      (Awards)

Name and                                   Other
Principal                                  Annual      Stock     All Other
Position         Year   Salary    Bonus Compensation   Options  Compensation(A)
                               ($)      ($)        ($)      (#)         ($)

John R. Irwin    1994   159,000    ---        ---      4,000       17,318
President and    1993   148,583    ---        ---      6,000       16,392
 Chief Executive 1992   131,397    ---        ---      6,000       14,620
 Officer
 (Elected Pres-
 ident on Nov.
 1, 1992)

Larry P. Till    1994   110,133    ---        ---      2,700       13,056
Vice President-  1993   104,594   2,000       ---      4,500       12,080
 Operations      1992    98,736    ---        ---      4,000       11,492

James M. Holland 1994   104,871    ---        ---      2,700       12,531
Senior Vice      1993    99,006    ---        ---      4,500       11,260
 President       1992    95,079    ---        ---      4,000       10,781
Glen P. Kelley   1994    88,863     ---       ---      2,700        6,880
Vice President-  1993    83,010   1,500       ---      4,500        2,546
 Contracts and   1992    78,465    ---        ---      4,000        2,435
 Administration
     _____________________


     (A) The amounts shown in the "All Other Compensation" column are derived from the following:
          (i) Mr. Irwin: Annual Company contributions to the defined contribution plan ("DCP") for 1994, 1993 and 1992 of $15,900, $14,858, and $13,140, respectively; Company paid term life and insurance premiums ("TLIP") for 1994, 1993 and 1992 of $1,418, $1,534, and
          $1,480, respectively; (ii) Mr. Till: Annual Company contribution to the DCP for 1994, 1993, and 1992 of $11,013, $10,459, and $9,874
          respectively; Company paid TLIP for 1994, 1993, and 1992 of $2,043, $1,621, amd $1,618, respectively; (iii) Mr. Holland: Annual Company contributions to the DCP for 1994, 1993, and 1992 of $10,488,
          $9,901, and  $9,508 respectively;  Company paid TLIP   for  1994,
          1993,  and  1992  of  $2,043,  $1,359,  and  $1,273 respectively;
          (iv) Mr. Kelley:   Annual Company  contribution to the DCP  for
          1994,  1993,  and  1992  of  $  5,935,  $1,660,  and  $1,569
          respectively; Company paid TLIP for 1994, 1993, and 1992 $945, $886, and $866, respectively.


                                 Option Grants Table
                                                            Potential Realizable
                                                            Value at Assumed
                                                            Annual Rates  of
                                                            Stock Price Apprec-
                                                            iation for Option
          Individual Grants Made in Fiscal 1994                    Term


                         Percentage
              Number of   of Total
              Securities  Options
              Underlying  Granted
                Options  To Employ-
                Granted   ees in     Exercise
                (A,B,C)   Fiscal       Price       Expira-
     Name         (#)       Year     ($/Share)    tion Date    5% ($)   10% ($)


     Irwin       4,000       9.1%      13.375      6/2/99       15,630   34,820
     Till        2,700       6.1%      13.375      6/2/99       10,550   23,500
     Holland     2,700       6.1%      13.375      6/2/99       10,550   23,500
     Kelley      2,700       6.1%      13.375      6/2/99       10,550   23,500

     ----------------------

     (A) These options were granted on March 3, 1994 pursuant to the Company's 1990 Stock Option Plan. Twenty-five percent of such options become exercisable at each of two years, three years, four years and five years, respectively, from the date of grant.

     (B)  The options  were granted for a  term of five years  and three months,
          subject  to  earlier   termination  in  certain   events  related   to
          termination of employment.

     (C) Subject to certain conditions, the exercise price may be paid by delivery of already owned shares, and tax withholding obligations related to exercise may be paid by offset of underlying shares.






                      Option Exercises and Year End Value Table


                                          Number of
                                          Securities
                                          Underlying
                     Shares Acquired      Unexercised     Value of Unexcercised
                     on Exercise dur-     Options at      In-the-Money Options
      Name           ing Fiscal 1994    Sept. 30, 1994    at Sept. 30, 1994 (A)
                          (#)                 (#)                  ($)
                                         Exercisable/         Exercisable/
                                         Unexercisable        Unexercisable

      Irwin                 ---          7,300/22,700        $4,810/$27,940
      Till                  ---          5,550/17,150        $3,250/$20,060
      Holland               ---          5,550/17,150        $3,250/$20,060
      Kelley                ---          5,400/16,800        $3,250/$20,060

      -------------

     (A) "In-the-money" options include only those options for which the various option exercise prices do not exceed the $12.875 per share market value of the Company's common stock at September 30, 1994.


              Atwood Oceanics, Inc. Common Stock Price Performance Graph

     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG ATWOOD OCEANICS, INC., CENTER FOR RESEARCH IN SECURITY PRICES ("CRSP") INDEX FOR NASDAQ STOCK MARKET AND CRSP INDEX FOR NASDAQ STOCKS (SIC 1380-1389)

Index  Description  09/30/89  09/29/90  09/28/91  09/30/92  09/30/93  09/30/94

ATWOOD OCEANICS, INC. 100.0     109.6      52.9     55.9      63.2     81.6

CRSP Index for
  Nasdaq Stock Market
  (U.S. Companies)    100.0      74.4     117.0    131.1     171.7    172.2
CRSP Index for
  Nasdaq Stocks
  (SIC 1380-1389)     100.0     111.3      88.4     72.1     114.6    105.7


                       ASSUMES $100 INVESTED ON OCTOBER 1, 1989
                             ASSUMES DIVIDEND REINVESTED
                           FISCAL YEAR ENDING SEPTEMBER 30

     COMPLIANCE WITH SECTION (16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by the regulation to furnish the Company with copies of all
     Section 16(a) forms they file.


          Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from October 1, 1993 through September 30, 1994, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.


                                 RELATED TRANSACTIONS

          On January 18, 1990, the Company acquired all of the stock of two corporations, each of which owns a 1% general partnership interest and a 49% limited partner interest in one of two Texas limited partnerships, Atwood Deep Seas, Ltd. ("Deep Seas") and Atwood Falcon I Ltd. ("Falcon"). Deep Seas and Falcon collectively own three semisubmersible drilling rigs. The remaining 50% limited partnership interest in the two limited partnerships are owned by subsidiaries of Philadelphia Investment Corporation of Delaware ("PICD"), which are also indirect subsidiaries of CIGNA Corporation ("CIGNA"). PICD and CIGNA currently are, but were not at the time of the acquisition, beneficial owners of more than 5% of the Common Stock of the Company. PICD and certain of its affiliates acquired ownership of shares of the Company's Common Stock on September 26, 1990, in accordance with the terms of various documents between the parties conditionally amending the limited partnership agreements. Mr. Robert W. Burgess, a designee of PICD, currently serves on the Board of Directors of the Company.

          In November, 1992, the Company, PICD and certain of their respective subsidiaries executed documents which formally amended the limited partnership agreements and other related documents pertaining to Deep Seas and Falcon to reflect, among other things, revised methods for funding and exiting Deep Seas. Cash shortfalls of Deep Seas are funded equally by PICD and the Company. At September 30, 1994, Deep Seas is obligated to repay the Company approximately $18 million and PICD approximately $13 million pursuant to subordinated promissory notes which mature February 16, 2011, resulting primarily from funding cash shortfalls. Deep Seas' bank lenders consented to the limited partnership amendments and modified and restated the Deep Seas loan documents to coordinate with the amendments to the limited partnership documents.

          Upon being awarded a term contract in August 1994, the Company and Helmerich & Payne, Inc. (H&P) (current owner in conjunction with its wholly-owned subsidiary, Helmerich & Payne International Drilling Co., of 24.31% of the Company's common stock) entered into a joint venture agreement to construct a new generation platform rig which is scheduled to commence operating in offshore Australia in early 1996. H&P will manage the design, construction, testing and mobilization of the new rig; while the Company will manage the initial installation and daily operation of the new rig. The Company and H&P each have a fifty percent interest in the joint venture. At September 30, 1994, the Company had invested $310,000 in this $26 million project, with an estimated total investment by the Company to be approximately $13 million. Three of the Company's directors, namely Walter H. Helmerich III, Hans Helmerich and George S. Dotson are directors and executive officers of H&P.



                                DIRECTORS COMPENSATION

          As compensation for services as a director of the Company, each director not an officer and full time employee of the Company or any of its subsidiaries is paid $2,000 per meeting for attendance of regular Board meetings, and $250 per meeting for attendance of special Board and committee meetings.

                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accounting firm of Arthur Andersen & Co. was selected as auditors by the Company in 1970 and continues to serve in this capacity. Representatives of Arthur Andersen & Co. will be present at the shareholders' meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                                SHAREHOLDER PROPOSALS

          Proposals by Shareholders of the Company intended to be presented at the next Annual Meeting of the Shareholders must be received by the Company on or before September 20, 1995 in order to be included in the next Proxy statement and Form of Proxy relating to that meeting.


                                    OTHER MATTERS

          Management does not intend to bring any other matters before the meeting and has not been informed that any matters are to be presented by others. In the event any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their judgment on such matters.

          If you do not contemplate attending the meeting in person, you are respectfully requested to sign, date and return the accompanying proxy in the enclosed, stamped envelope at your earliest convenience.

          The Company will provide, without charge, upon written request of any shareholder, a copy of its Annual Report on Form 10K including financial statement schedules for the fiscal year ended September 30, 1994 as filed with the Securities and Exchange Commission. Please direct such request to James M. Holland, Secretary, Atwood Oceanics, Inc., P. O. Box 218350, Houston, Texas 77218.

                                        By order of the Board of Directors



                                   /s/  John R. Irwin, President

     Houston, Texas
     January 18, 1995




                                 FRONT SIDE OF PROXY



     _________________________________________________________________
                                ATWOOD OCEANICS, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                      ANNUAL MEETING OF SHAREHOLDERS CALLED FOR
                                   FEBRUARY 9, 1995
          The undersigned, having received the Notice of Meeting and Proxy statement dated January 18, 1995, appoints James M. Holland and Larry P. Till and each or either of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of the Common Stock of Atwood Oceanics, Inc. standing in the undersigned's name on its books on December 31, 1994 at the Annual Meeting of the Shareholders of the Company to be held February 9, 1995, at the main offices of Atwood Oceanics, Inc., 15835 Park Ten Place Drive, Houston, Texas 77084, 10:00 A.M., Houston Time, and any adjournment thereof, as follows:

          IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF DIRECTORS

                    (PLEASE DATE AND SIGN ON REVERSE SIDE)

                             (BACK SIDE OF PROXY)

     Please mark boxes in blue or black ink.

     The proxies appointed herein may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

     (1)  ELECTION OF DIRECTORS PROPOSED BY THE COMPANY:

     ____FOR the nominees listed below     ____WITHHOLD AUTHORITY for the
                                               nominees listed below

     NOMINEES:

     ROBERT W. BURGESS   WALTER H. HELMERICH, III   WILLIAM J. MORRISSEY
     GEORGE S. DOTSON    HANS HELMERICH             JOHN R. IRWIN

          Authority to vote for any specific nominee for director may be withheld by lining through or otherwise striking out such nominee's name.

     (2) In their discretion, upon other matters that may properly come before the meeting.

          Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. The persons named in this proxy or their substitutes will vote in accordance with the recommendations of management on such matters.

     _____________                      ____________________________
        Date                            Signature of Shareholder


                                        ____________________________
                                        Signature of Joint Shareholder
                                        NOTE: Please sign exactly as name
                                        appears above.  When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give
                                        full title.  If stock is held in
                                        the name of more than one person,
                                        each joint owner should sign.

                  Please note any change of address.